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                                                                           EXHIBIT 11

                        MARTIN MARIETTA CORPORATION AND CONSOLIDATION SUBSIDIARIES
                                                FORM 10-K
                                   For the Year Ended December 31, 1993
                           COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                                                 Year Ended December 31
                                                        1993             1992             1991
ASSUMING NO DILUTION:
Average number of common shares
   outstanding (1)                                    95,346,614       95,868,708       99,341,210

Earnings before cumulative effect of
   accounting changes                              $ 450,289,000    $ 345,423,000    $ 313,149,000

   Less:  Preferred stock dividends                   45,333,000               -               -

Earnings before cumulative effect of
   accounting changes applicable to common stock     404,956,000      345,423,000      313,149,000

Cumulative effect of accounting changes             (429,432,000)              -                -

Net earnings (loss) applicable to common stock     $( 24,476,000)   $ 345,423,000    $ 313,149,000


Net earnings (loss) per common share:

   Before cumulative effect of accounting
      changes                                      $        4.25    $        3.60    $        3.15

   Cumulative effect of accounting changes          (       4.51)              -                -

                                                   $(        .26)   $        3.60    $        3.15

(1) Excludes common stock equivalents since the dilutive effect on earnings per share assuming no dilution is less than 3%.
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                                                                                 EXHIBIT 11 - continued

                        MARTIN MARIETTA CORPORATION AND CONSOLIDATION SUBSIDIARIES
                                                FORM 10-K
                                   For the Year Ended December 31, 1993
                           COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                                                 Year Ended December 31
                                                        1993             1992             1991
ASSUMING FULL DILUTION:
Average number of common shares
   outstanding                                        95,346,614       95,868,708       99,341,210
Dilutive stock options-based on the
   treasury stock method using the
   December 31 market prices, if higher
   than average market price                           1,294,357              -                 -
Assumed conversion of the Convertible
   Preferred Stock from the date of
   issuance                                           21,706,100              -                 -
                                                     118,347,071      95,868,708        99,341,210
Earnings before cumulative effect of
   accounting changes applicable to
   common stock                                    $ 404,956,000    $345,423,000      $313,149,000
   Add:  Preferred stock dividends                    45,333,000              -                 -
Earnings before cumulative effect of
   accounting changes                                450,289,000     345,423,000       313,149,000
Cumulative effect of accounting changes             (429,432,000)             -                 -
Net earnings                                       $  20,857,000    $345,423,000      $313,149,000
Net earnings per common share:
   Before cumulative effect of
      accounting changes                           $        3.80    $       3.60      $       3.15
   Cumulative effect of accounting
      changes                                                 *               -                 -
                                                   $          *     $       3.60      $       3.15
                                                                            3.60      $       3.15
* Anti-dilutive
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